Exhibit 99.1

ChemChina offer implications on Syngenta equity plans
February 11, 2016

This information is intended for Syngenta employees and former Syngenta employees who are participants in one or more of Syngenta’s equity plans.

Please note the Company cannot provide financial or taxation advice.

Equity - General Q&As

What will happen to the shares employees/former employees currently own?

Employees/former employees holding Syngenta shares will be treated like any other shareholders and will receive further information about the offer and what it means for them in the coming weeks. For information regarding the treatment of outstanding equity awards in the various Syngenta equity plans please refer to the relevant sections below.

When and how will the cash settlement of outstanding equity awards take place?

The cash settlement will take place once ChemChina’s offer has been accepted by shareholders and regulatory approvals have been obtained. At that point more information will be made available.

Will the cash settlement of outstanding equity awards be the same amount as the offer for shareholders?

Yes. On completion of the deal each share will be cash settled at USD465. The special dividend of CHF5 will also be paid.

What are the tax implications for equity plan participants if the deal completes?

The tax implications for participants are country and plan specific. Participants will be informed of the taxation requirements once ChemChina’s offer has been accepted by shareholders and regulatory approvals have been obtained. However, the Company cannot provide financial or taxation advice to employees.

What is the offer price for US Syngenta stock?

The price for US Syngenta stock will be communicated to shareholders and equity plan participants when the formal offer is made in the coming weeks.

How will phantom equity plans be treated?

Participants in phantom plans will be treated in the same way as other equity plan participants i.e. they will receive a cash settlement for all outstanding awards on completion of the deal.

© 2016 Syngenta International AG, Basel, Switzerland. All rights reserved. The SYNGENTA Wordmark, BRINGING PLANT POTENTIAL TO LIFE and the PURPOSE ICON graphic are registered trademarks of a Syngenta Group Company

Employee Share Purchase Plan (ESPP) Q&As

Will employees still have the opportunity to participate in the ESPPs for 2016?

Yes. Employees will be invited to participate in 2016 ESPPs as per the normal timelines and those plans which allow regular contributions (e.g. in the UK and US) will continue unaffected. However, once ChemChina's offer has been accepted by shareholders and regulatory approvals have been obtained, then any regular contributions, any invitations already in progress or any future invitations will stop. On completion of the deal, Syngenta will no longer be a publicly listed company and so the existing employee share purchase plans will be replaced.

What will replace ESPPs?

More information about what will replace the ESPPs will be available once ChemChina’s offer has been accepted by shareholders and regulatory approvals have been obtained.

What happens to the blocked shares in ESPPs on completion of the deal?

On completion of the deal, all blocked shares in the ESPPs will be unblocked and settled in cash.

Long-Term Incentive (LTI) Plan Q&As

What will be the impact on the LTI plan for 2016 and beyond?

On completion of the deal, Syngenta will no longer be a publicly listed company and so the existing LTI plan will be replaced with new market competitive long-term incentive program.

Will the LTI Plan vesting, for the grants made in 2013, continue on February, 22 2016?

Yes, the vesting under this plan will take place as normal. This means that the Restricted Stock Units (RSUs) will convert into shares and the stock options will vest and become exercisable. Participants will receive the standard vesting communication prior to the vesting date.

Will there be a February 2016 LTI grant?

Yes. However, due to the ChemChina offer to acquire Syngenta, the Compensation Committee of the Board has taken the decision that the grant will be 100% in RSUs rather than the usual mix of 50% stock options/50% RSUs. This is because it is expected that the share price will increase significantly as a result of the offer. Therefore the difference between the share price on grant (the exercise price) and on deal completion is likely to be small, and so there would be little value to participants by granting stock options.

How will the number of RSUs be calculated for the February 2016 grant?

In line with the plan regulations and prior grants, the grant value of one RSU will be equal to the closing share price on the SIX Swiss Exchange on the grant date, which will be February 19, 2016.

Given the significant increase in share price will participants be granted less RSUs?

This will depend on the share price on the grant date, i.e. February 19, 2016. However, if the deal closes the RSUs will vest much earlier than the three-year vesting period and will be cash settled at a price of USD 465 plus the CHF 5 special dividend.

© 2016 Syngenta International AG, Basel, Switzerland. All rights reserved. The SYNGENTA Wordmark, BRINGING PLANT POTENTIAL TO LIFE and the PURPOSE ICON graphic are registered trademarks of a Syngenta Group Company
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What will happen to the RSUs and stock options participants hold in Syngenta if the deal completes?

In line with the equity plan regulations, the Compensation Committee has taken the decision to amend all the plans so that on completion of the deal, vesting periods for RSUs will be waived, and unvested stock options will vest in full and their exercise periods terminated. All of these will be settled in cash.

If participants have stock options that have already vested can they still exercise them?

Yes. Participants can continue to exercise vested stock options. Any vested stock options that have not been exercised will be automatically exercised and settled in cash once the deal is completed.

Deferred Share Plan (DSP) Q&As

What will be the impact on the DSP for 2016 and beyond?

On completion of the deal, Syngenta will no longer be a publicly listed company and so the existing DSP will be replaced with new market competitive long-term incentive program.

Will the DSP vesting, for the grants made in 2013, continue on February, 22 2016?

Yes, the vesting under this plan will happen as normal. This means that the share awards will convert into shares, the blocking period will be lifted on the blocked shares, and the matching shares will be granted. Participants will receive the standard vesting communication prior to the vesting date.

Will there be a February 2016 DSP grant?

Yes. The DSP grant will be as usual.

What will happen to the blocked shares/share awards participants hold in Syngenta if the deal completes?

In line with the equity plan regulations, the Compensation Committee has taken the decision to amend all the plans so that on completion of the deal, all blocked shares will be unblocked, deferral periods for share awards will be waived and matching shares will be granted. All of these will be settled in cash.

Discretionary LTI Q&As

Will the LTI Plan vesting, for the grants made in 2013, continue on February, 22 2016?

Yes, the vesting will happen as normal. This means that the Restricted Stock Units (RSUs) will convert into shares on this date. Participants will receive the standard vesting communication prior to the vesting date.

What will happen to the RSUs participants hold in Syngenta if the deal completes?

In line with the equity plan regulations, the Compensation Committee has taken the decision to amend the plan so that on completion of the deal the vesting periods for RSUs will be waived. These will be settled in cash.

If participants have stock options that have already vested can they still exercise them?

Yes participants can continue to exercise them. Any vested stock options that have not been exercised will be automatically exercised and settled in cash once the deal is completed.

© 2016 Syngenta International AG, Basel, Switzerland. All rights reserved. The SYNGENTA Wordmark, BRINGING PLANT POTENTIAL TO LIFE and the PURPOSE ICON graphic are registered trademarks of a Syngenta Group Company
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 ADDITIONAL INFORMATION AND WHERE TO FIND IT

THE TENDER OFFER FOR THE OUTSTANDING SHARES, AMERICAN DEPOSITARY SHARES AND OTHER OUTSTANDING EQUITY INSTRUMENTS IN THE COMPANY HAS NOT BEEN COMMENCED. THIS ANNOUNCEMENT IS FOR INFORMATIONAL PURPOSES ONLY AND DOES NOT CONSTITUTE AN OFFER TO PURCHASE OR A SOLICITATION OF AN OFFER TO SELL COMPANY SECURITIES. THE SOLICITATION AND OFFER TO BUY COMPANY SECURITIES WILL ONLY BE MADE PURSUANT TO AN OFFER TO PURCHASE AND RELATED MATERIALS. AT THE TIME THE OFFER IS COMMENCED, CHEMCHINA WILL FILE A TENDER OFFER STATEMENT ON SCHEDULE TO WITH THE U.S. SECURITIES AND EXCHANGE COMMISSION (“SEC”) AND THEREAFTER, THE COMPANY WILL FILE A SOLICITATION/RECOMMENDATION STATEMENT ON SCHEDULE 14D-9 WITH RESPECT TO THE OFFER. INVESTORS AND SECURITY HOLDERS ARE URGED TO READ THESE MATERIALS CAREFULLY WHEN THEY BECOME AVAILABLE SINCE THEY WILL CONTAIN IMPORTANT INFORMATION, INCLUDING THE TERMS AND CONDITIONS OF THE OFFER. THE OFFER TO PURCHASE, SOLICITATION/RECOMMENDATION STATEMENT AND RELATED MATERIALS WILL BE FILED BY CHEMCHINA AND THE COMPANY WITH THE SEC, AND INVESTORS AND SECURITY HOLDERS MAY OBTAIN A FREE COPY OF THESE MATERIALS (WHEN AVAILABLE) AND OTHER DOCUMENTS FILED BY CHEMCHINA AND THE COMPANY WITH THE SEC AT THE WEBSITE MAINTAINED BY THE SEC AT WWW.SEC.GOV. INVESTORS AND SECURITY HOLDERS MAY ALSO OBTAIN FREE COPIES OF THE SOLICITATION/RECOMMENDATION STATEMENT AND OTHER DOCUMENTS FILED WITH THE SEC BY THE COMPANY AT WWW.SYNGENTA.COM.

CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

SOME OF THE STATEMENTS CONTAINED IN THIS ANNOUNCEMENT ARE FORWARD-LOOKING STATEMENTS, INCLUDING STATEMENTS REGARDING THE EXPECTED CONSUMMATION OF THE ACQUISITION, WHICH INVOLVES A NUMBER OF RISKS AND UNCERTAINTIES, INCLUDING THE SATISFACTION OF CLOSING CONDITIONS FOR THE ACQUISITION, SUCH AS REGULATORY APPROVAL FOR THE TRANSACTION AND THE TENDER OF AT LEAST 67% OF THE OUTSTANDING SHARES OF THE COMPANY, THE POSSIBILITY THAT THE TRANSACTION WILL NOT BE COMPLETED AND OTHER RISKS AND UNCERTAINTIES DISCUSSED IN THE COMPANY’S PUBLIC FILINGS WITH THE SEC, INCLUDING THE “RISK FACTORS” SECTION OF THE COMPANY’S FORM 20-F FILED ON FEBRUARY 12, 2015, AS WELL AS THE TENDER OFFER DOCUMENTS TO BE FILED BY CHEMCHINA AND THE SOLICITATION/RECOMMENDATION STATEMENT TO BE FILED BY THE COMPANY. THESE STATEMENTS ARE BASED ON CURRENT EXPECTATIONS, ASSUMPTIONS, ESTIMATES AND PROJECTIONS, AND INVOLVE KNOWN AND UNKNOWN RISKS, UNCERTAINTIES AND OTHER FACTORS THAT MAY CAUSE RESULTS, LEVELS OF ACTIVITY, PERFORMANCE OR ACHIEVEMENTS TO BE MATERIALLY DIFFERENT FROM ANY FUTURE STATEMENTS. THESE STATEMENTS ARE GENERALLY IDENTIFIED BY WORDS OR PHRASES SUCH AS “BELIEVE”, “ANTICIPATE”, “EXPECT”, “INTEND”, “PLAN”, “WILL”, “MAY”, “SHOULD”, “ESTIMATE”, “PREDICT”, “POTENTIAL”, “CONTINUE” OR THE NEGATIVE OF

© 2016 Syngenta International AG, Basel, Switzerland. All rights reserved. The SYNGENTA Wordmark, BRINGING PLANT POTENTIAL TO LIFE and the PURPOSE ICON graphic are registered trademarks of a Syngenta Group Company
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SUCH TERMS OR OTHER SIMILAR EXPRESSIONS. IF UNDERLYING ASSUMPTIONS PROVE INACCURATE OR UNKNOWN RISKS OR UNCERTAINTIES MATERIALIZE, ACTUAL RESULTS AND THE TIMING OF EVENTS MAY DIFFER MATERIALLY FROM THE RESULTS AND/OR TIMING DISCUSSED IN THE FORWARD-LOOKING STATEMENTS, AND YOU SHOULD NOT PLACE UNDUE RELIANCE ON THESE STATEMENTS. CHEMCHINA AND THE COMPANY DISCLAIM ANY INTENT OR OBLIGATION TO UPDATE ANY FORWARD-LOOKING STATEMENTS AS A RESULT OF DEVELOPMENTS OCCURRING AFTER THE PERIOD COVERED BY THIS REPORT OR OTHERWISE.

© 2016 Syngenta International AG, Basel, Switzerland. All rights reserved. The SYNGENTA Wordmark, BRINGING PLANT POTENTIAL TO LIFE and the PURPOSE ICON graphic are registered trademarks of a Syngenta Group Company
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